Exhibit 99.1
OpenTV Reports Higher First Quarter Revenues and
Continued Operating Improvements
San Francisco, Calif., May 10, 2006 — OpenTV (NASDAQ NMS: OPTV), a leading provider of enabling technologies for advanced digital television services, today announced financial results for its first quarter ended March 31, 2006.
“OpenTV continued to build on the solid financial results we posted at the end of 2005,” said OpenTV’s Chairman and Chief Executive Officer, James A. (Jim) Chiddix. “We started the year with 9% revenue growth quarter over quarter and continued our recent trend of improving adjusted EBITDA, before unusual items. These results, which also include 7% sequential revenue growth and higher revenues from each of our business segments, keep us on track with our plans for the year and signal the traction we continue to make in our businesses around the world. The recent NCTA conference, where we showcased many of our advanced digital solutions, including our switched digital broadcast capability and our end-to-end advanced advertising solutions, generated significant interest from foreign and domestic MSOs, programmers, and other potential players in the digital television market. We remain confident that we will continue to execute on our financial and strategic objectives over the coming months, and that new opportunities remain clearly within reach.”
Key Operating Measures

	Three months ended	Three months ended
USD Millions	March 31, 2006	March 31, 2005		Change

Revenues	$24.9m	$22.8	m	9%

Adjusted EBITDA, before unusual items	$0.8m	$(0.2	)m	$1.0	m

Cash, Cash Equivalents and Marketable Debt Securities	$61.6m	$64.5	m	(4%)
First Quarter 2006
For the quarter ended March 31, 2006, revenues were $24.9 million, an increase of 9% over revenues of $22.8 million for the first quarter of 2005. Royalties and licenses revenues increased 6% to $16.4 million. Services and other revenues increased 15% to $8.5 million. Adjusted EBITDA, before unusual items, improved to $0.8 million for the quarter ended March 31, 2006, compared to a loss of $0.2 million for the first quarter of 2005. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. Reconciliations of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors is also included in this release.

Net loss for the first quarter of 2006 was $3.1 million, or $0.02 per share, compared to a net loss of $3.3 million, or $0.03 per share, for the first quarter of 2005. Net loss for the 2006 period includes approximately $1.1 million in share-based compensation expenses, which the company began reporting in the recently completed period pursuant to SFAS 123R.
As of March 31, 2006, we had $23.2 million in deferred revenue compared with $22.6 million at the end of 2005.
As of March 31, 2006, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $61.6 million compared to $64.5 million as of December 31, 2005.
Segment Information (quarter over quarter comparisons)
     Revenues
•	Middleware and Integrated Technologies revenues increased by 4% to $19.6 million, compared to $18.8 million.

•	Applications revenues increased by 39% to $4.3 million, compared to $3.1 million.

•	BettingCorp revenues increased by 11% to $1.0 million, compared to $0.9 million.
     Contribution Margin
•	Middleware and Integrated Technologies contribution margin decreased by $1.7 million to $7.5 million, compared to $9.2 million in the year-ago quarter due to higher headcount-related expenses. Contribution margin increased from the $7.4 million reported in the 2005 fourth quarter.

•	Applications contribution margin improved by $1.4 million to a loss of $0.6 million, compared to a loss of $2.0 million.

•	BettingCorp contribution margin increased by $0.6 million to a loss of $0.8 million, compared to a loss of $1.4 million.
For the first quarter of 2006, total contribution margin from the Company’s operating segments improved to $6.1 million, compared to $5.8 million in the first quarter of 2005. Unallocated corporate overhead was $5.3 million in the first quarter of 2006, $0.7 million lower than unallocated corporate overhead of $6.0 million in the first quarter of 2005.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s first quarter financial results. The details of the call are as follows:

Date and Time:	Wednesday, May 10, 2006 at 5:00 p.m. ET / 2 p.m. PT
Dial-in Number US:	800-299-8538
Dial-in Number International:	617-786-2902
Pass Code:	27057171
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	39477209

The conference call replay will be available from Wednesday, May 10, 2006 at 7:00 p.m. ET / 4:00 p.m. PT through Wednesday, May 17, 2006, until 7:00 p.m. ET / 4:00 p.m. PT on the Investor Relations section of the OpenTV website at www.opentv.com.
About Segment Information
Because Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance.
In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
The company defines “contribution margin,” for these purposes, as segment revenues less related direct or indirectly allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate overhead, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. Contribution margin does not take into account substantial costs of doing business, such as unallocated corporate overhead costs, income tax and interest. Management believes that segment contribution margin is a helpful measure in evaluating operational performance for our company. Unallocated corporate overhead costs include headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, legal and audit costs not considered directly allocable to individual business segments. While the company may consider “contribution margin” to be an important measure of comparative operating performance, this measure should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are otherwise presented in our financial statements. In addition, the company’s calculation of “contribution margin” may be different from the calculation used by other companies and, therefore, comparability may be affected.
The company believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. Management believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide an investor with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.
While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About OpenTV
OpenTV is one of the world’s leading providers of technologies and services enabling the delivery of digital and interactive television. The company’s software has been deployed on over 67 million digital set-top-boxes in 96 countries. The software enables enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.
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Investor Contact:	Press Contacts

Brian Schaffer / Brad Edwards	Ray Yeung / Olga Shmuklyer
Brainerd Communicators	Brainerd Communicators
Tel: +1 (212) 986-6667	Tel: +1 (212) 986-6667
buckley@braincomm.com	yeung@braincomm.com
edwards@braincomm.com	shmuklyer@braincomm.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2006	2005*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,447	$47,229
Short-term marketable debt securities	5,742	9,030
Accounts receivable, net of allowance for doubtful accounts of $370 and $305 at March 31, 2006 and December 31, 2005, respectively	21,175	16,873
Prepaid expenses and other current assets	4,827	4,638

Total current assets	79,191	77,770

Long-term marketable debt securities	8,396	8,213
Property and equipment, net	5,793	5,863
Goodwill	97,551	80,124
Intangible assets, net	25,385	27,150
Other assets	3,262	2,945

Total assets	$219,578	$202,065

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,137	$4,361
Accrued liabilities	21,341	18,568
Accrued restructuring	1,864	1,931
Due to Liberty Media	449	182
Current portion of deferred revenue	13,767	14,193

Total current liabilities	40,558	39,235

Long-term liabilities:
Deferred rent	1,322	1,404
Deferred revenue	9,445	8,391

Total long-term liabilities	10,767	9,795

Total liabilities	51,325	49,030

Commitments and contingencies

Minority interest	514	523

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 98,195,598 and 98,105,119 shares issued and outstanding, including treasury shares, at March 31, 2006 and December 31, 2005, respectively	2,230,433	2,230,398
Class B ordinary shares, no par value, 200,000,000 shares authorized; 38,226,542 and 30,631,746 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	35,953	35,953
Additional paid-in capital	489,119	470,596
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	—	(2)
Accumulated other comprehensive loss	(471)	(265)
Accumulated deficit	(2,587,257)	(2,584,130)

Total shareholders’ equity	167,739	152,512

Total liabilities, minority interest and shareholders’ equity	$219,578	$202,065

*	The consolidated balance sheet at December 31, 2005 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Royalties and licenses	$16,371	$15,404
Services and other	8,525	7,425

Total revenues	24,896	22,829
Cost of revenues:
Royalties and licenses	1,741	1,636
Services and other	9,058	7,183

Total cost of revenues	10,799	8,819

Gross profit	14,097	14,010
Operating expenses:
Research and development	8,363	8,736
Sales and marketing	2,653	3,258
General and administrative	5,348	4,211
Restructuring and impairment costs	—	485
Amortization of intangible assets	529	397

Total operating expenses	16,893	17,087

Loss from operations	(2,796)	(3,077)
Interest income	550	320
Other income / (expense), net	3	(62)
Minority interest	9	60

Loss before income taxes	(2,234)	(2,759)
Income tax expense	(893)	(525)

Net loss	$(3,127)	$(3,284)

Net loss per share, basic and diluted:	$(0.02)	$(0.03)

Shares used in per share calculation, basic and diluted	135,976,561	122,501,915

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(3,127)	$(3,284)
Adjustments to reconcile net loss to net cash provided from / (used in) operating activities:
Depreciation and amortization of property and equipment	749	1,115
Amortization of intangible assets	1,765	1,281
Amortization of share-based compensation	1,073	2
Non-cash employee compensation	25	70
Provision for doubtful accounts	65	—
Non-cash impairment costs	—	602
Loss on disposal of fixed assets	6	—
Minority interest	(9)	(60)
Changes in operating assets and liabilities:
Accounts receivable	(4,367)	1,605
Prepaid expenses and other current assets	(189)	48
Other assets	(317)	44
Accounts payable	(1,224)	10
Accrued liabilities and deferred rent	2,691	227
Accrued restructuring	(67)	(186)
Due to Liberty Media	267	(198)
Deferred revenue	628	928

Net cash (used in) / provided from operating activities	(2,031)	2,204

Cash flows from investing activities:
Purchase of property and equipment	(637)	(778)
Proceeds from sale of marketable debt securities	3,311	6,068
Purchase of marketable debt securities	(215)	(5,975)
Private equity investments	—	(300)

Net cash provided from / (used in) investing activities	2,459	(985)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares	35	10

Net cash provided from financing activities	35	10

Effect of exchange rate changes on cash and cash equivalents	(245)	(99)

Net increase in cash and cash equivalents	218	1,130

Cash and cash equivalents, beginning of period	47,229	35,660

Cash and cash equivalents, end of period	$47,447	$36,790

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(277)	$(216)

Non-cash investing and financing activities
Conversion of exchangeable shares	$17,427	$26

Value of bonus shares issued to employees	$—	$3,180

OPENTV CORP.
SEGMENT INFORMATION AND RECONCILIATION OF
CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET LOSS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Middleware and integrated technologies
Royalties and licenses	$15.6	$15.4
Services and other	4.0	3.4

Subtotal — Middleware and integrated technologies	19.6	18.8

Applications
Royalties and licenses	0.8	—
Services and other	3.5	3.1

Subtotal — Applications	4.3	3.1

BettingCorp
Royalties and licenses	—	—
Services and other	1.0	0.9

Subtotal — BettingCorp	1.0	0.9

Total Revenue	$24.9	$22.8

Contribution margin:
Middleware and integrated technologies	$7.5	$9.2
Applications	(0.6)	(2.0)
BettingCorp	(0.8)	(1.4)

Total contribution margin	6.1	5.8

Unallocated corporate overhead	(5.3)	(6.0)

Adjusted EBITDA before unusual items	0.8	(0.2)

Restructuring and impairment costs	—	(0.5)

Adjusted EBITDA	0.8	(0.7)

Depreciation and amortization	(0.7)	(1.1)
Amortization of intangible assets	(1.8)	(1.3)
Amortization of share-based compensation	(1.1)	—
Interest income	0.6	0.3
Other expense	—	(0.1)
Minority interest	—	0.1

Loss before income taxes	(2.2)	(2.8)
Income tax expense	(0.9)	(0.5)

Net loss	$(3.1)	$(3.3)